Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Inc. Reports First Quarter 2010 Earnings
     April 19, 2010, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $3.3 million, or $0.23 per diluted share for the first quarter 2010, compared to $296,000, or $0.02 per diluted share for the first quarter of 2009, and $2.5 million, or $0.17 per diluted share for the fourth quarter of 2009. At March 31, 2010, total assets were $3.1 billion.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “Our first quarter results continue to demonstrate our ability to maintain top line revenue, effectively manage noninterest expenses, and take steps to control risk. Our earnings growth over last year’s first quarter was driven by a 27% growth in net interest income and a 22% decrease in our provision for loan losses.
     Our operating expenses were up 5% over the first quarter of 2009 due mainly to increases in FDIC insurance premiums and the personnel costs for the Kansas offices we acquired last June, and were 5% lower than the fourth quarter of 2009. Our efficiency ratio for the first quarter of 2010 improved to 49.25% from 53.06% in the first quarter of 2009 and 49.69% for the fourth quarter of 2009.
     At March 31, 2010, our allowance for loan losses was up 4% from December 31, 2009 and represented 2.59% of noncovered portfolio loans versus 1.83% at March 31, 2009 and 2.46% at December 31, 2009. Our provision for loan losses in the first quarter exceeded charge-offs by $2.8 million, while our noncovered nonperforming assets were down $2.3 million from year-end 2009.
     Southwest and its bank subsidiaries have maintained capital levels that exceed the minimums for regulatory “well capitalized” status. At March 31, 2010, Southwest’s total regulatory capital was $416.0 million for a total risk-based capital ratio of 15.28%, and Tier 1 capital was $381.3 million for a Tier 1 risk-based capital ratio of 14.00%.
     Please review the following discussion and the attached financial tables for important additional information regarding our financial condition and performance.”
Financial Overview
     Condition: At March 31, 2010 total assets of $3.1 billion and total loans of $2.6 billion were approximately the same as at year-end 2009.
     The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends.
     Excluding assets subject to loss sharing agreements with the FDIC (“covered assets”), nonperforming assets decreased to $122.3 million and 4.82% of portfolio loans and other real estate as of March 31, 2010 from $124.6 million and 4.87% of portfolio loans and other real estate as of December 31, 2009. A breakdown of noncovered portfolio loans and noncovered nonperforming assets by type is shown in the following table:

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports First Quarter 2010 Earnings

	Noncovered	Percentage of	Noncovered	Percentage of
	portfolio	total noncovered	nonperforming	total noncovered
(dollars in thousands)	loans	portfolio loans	assets	nonperforming assets
Real estate construction	$665,468	26.45%	$54,648	44.68%
Commercial real estate	1,220,518	48.50	28,520	23.31
Commercial	484,874	19.27	9,750	7.97
Residential real estate mortgages	107,489	4.27	10,552	8.63
Other consumer loans	38,048	1.51	42	0.03
Other real estate owned	—	—	18,809	15.38

Total	$2,516,397	100.00%	$122,321	100.00%

     Excluding covered loans, nonaccrual loans were $97.9 million as of March 31, 2010, a decrease of $8.0 million, or 8%, from December 31, 2009. These loans are carried at their estimated collectible amounts and no longer accrue interest. Noncovered loans 90 days or more past due, another component of nonperforming loans, were $4,000 as of March 31, 2010 and decreased $306,000 from December 31, 2009. These loans are deemed to have sufficient collateral and are in the process of collection.
     Performing loans considered potential problem loans, which are not included in the past due or nonaccrual categories but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted to $282.5 million at March 31, 2010, an increase of $15.3 million from December 31, 2009. Potential problem loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses. Included are $6.6 million of potential problem loans acquired from FNBA, which are subject to protection under the loss share agreements with the FDIC.
     Due to changes in federal regulations related to student loans, Southwest is reducing student loan activities. During the quarter student loans were reduced by $26.0 million, or 72%, due to sales. These sales generated $624,000 in gains on sale of loans, which is included in noninterest income.
     At March 31, 2010, Southwest exceeded all applicable regulatory capital requirements. Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $143.7 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.
     First Quarter Results:
     Summary: The $3.0 million increase in our net income available to common shareholders from first quarter 2009 is the result of a $5.8 million increase in net interest income and a $2.4 million decrease in the provision for loan losses, offset in part by a $2.3 million decrease in noninterest income, a $2.1 million increase in income tax expense, and a $659,000 increase in noninterest expense.
     Net Interest Income: Net interest income totaled $26.8 million for first quarter 2010, compared to $21.0 million for first quarter of 2009, an increase of $5.8 million, or 27%, and $27.8 million for the fourth quarter of 2009, a decrease of $1.0 million, or 4%. Net interest margin was 3.59% for the first quarter of 2010, compared to 3.00% for the first quarter of 2009 and 3.71% for the fourth quarter of 2009. Included in the first quarter net interest income is a net recovery of $394,000 from the resolution of a nonperforming loan, discount accretion on loans and loss share receivable, offset by interest reversals on nonaccrual loans.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $8.5 million for the first quarter of 2010, compared to $10.9 million for the first quarter of 2009 and $10.6 million for the fourth quarter of 2009. Noncovered net charge offs totaled $5.8 million, or 0.93% (annualized) of average noncovered portfolio loans for the first quarter of 2010, compared to $4.4 million, or 0.71% (annualized), and $6.0 million, or 0.95% (annualized), of average noncovered portfolio loans for the first and fourth quarters of 2009, respectively.
     Noninterest Income: Noninterest income totaled $4.2 million for the first quarter of 2010, compared to $6.5 million for the first quarter of 2009. The decrease in noninterest income was primarily the result of a $2.9 million decrease in gain on sale of investment securities, offset in part by a $496,000 increase in service charges and fees.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports First Quarter 2010 Earnings
     Noninterest Expense: Noninterest expense totaled $15.3 million for the first quarter of 2010, compared to $14.6 million for the first quarter of 2009. The increase consists of a $596,000 increase in FDIC and other insurance expense, a $341,000 increase personnel expense, due primarily to the FNBA transaction which occurred in the second half of 2009, and a $208,000 increase in other real estate expense, offset in part by a $555,000 decrease in provision for unfunded loan commitments.
     Efficiency Ratio: The efficiency ratio for the first quarter of 2010 improved to 49.25% from 53.06% and 49.69% for first and fourth quarters of 2009, respectively.
Southwest Bancorp and Subsidiaries
     Southwest is the bank holding company for Stillwater National Bank and Trust Company, Bank of Kansas, and SNB Capital Corporation. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. We became a public company in late 1993 with assets of approximately $434.0 million. At March 31, 2010, we had total assets of $3.1 billion, deposits of $2.6 billion, and shareholders’ equity of $315.3 million.
     Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging, for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of March 31, 2010, approximately $708.2 million, or 28%, of our noncovered loan portfolio were loans to individuals and businesses in the healthcare industry.
     We also focus on commercial real estate mortgage and construction credits. Many of our real estate credits are to owner-occupants, who use the property for conducting their business and not primarily for investment. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime lending has never been a part of our business strategy, and our exposure to subprime loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of March 31, 2010, approximately $1.9 billion, or 73%, of our noncovered loan portfolio was commercial real estate mortgage and construction loans, including $401.5 million of loans to individuals and businesses in the healthcare industry. Our commercial real estate mortgage and construction and commercial loans are concentrated in states that have experienced less adverse effects from the recession than many others.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes a commercial banking model and a community banking model focused on more traditional banking operations in our three-state market. We operate six offices in Texas, eleven offices in Oklahoma, and eight offices in Kansas. At March 31, 2010, our Texas segment accounted for $1.1 billion, or 41% of total portfolio loans, followed by $926.9 million, or 36%, from our Oklahoma segment, $342.6 million, or 13%, from our Kansas segment, and $260.3 million, or 10%, from our other states segment.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk and interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties, because they are based upon: the amount and

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports First Quarter 2010 Earnings
time of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.
     Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2010 through the date its financial statements are filed with the Securities and Exchange Commission. The March 31, 2010 financial statements will be adjusted as necessary to properly consider the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports First Quarter 2010 Earnings
Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Summary Financial Data by Quarter-2010 and 2009	Table 5

Unaudited Supplemental Analytical Data by Quarter-2010 and 2009	Table 6

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands except per share)	Table 1

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS			%		%
	2010	2009	Change	2009	Change
Operations
Net interest income	$26,801	$21,038	27%	$27,797	(4)%
Provision for loan losses	8,531	10,882	(22)	10,640	(20)
Noninterest income	4,178	6,477	(35)	4,488	(7)
Noninterest expense	15,258	14,599	5	16,041	(5)
Income before taxes	7,190	2,034	253	5,604	28
Taxes on income	2,818	705	300	2,030	39
Net income	4,372	1,329	229	3,574	22
Net income available to common shareholders	3,329	296	1,025	2,534	31
Diluted earnings per share	0.23	0.02	1,050	0.17	35
Balance Sheet
Total assets	3,074,923	2,928,133	5	3,108,291	(1)
Loans held for sale	25,586	76,404	(67)	43,134	(41)
Noncovered portfolio loans	2,516,397	2,526,293	(0)	2,539,294	(1)
Covered portfolio loans	76,909	—	—	85,405	(10)
Total deposits	2,554,165	2,330,089	10	2,592,730	(1)
Total shareholders’ equity	315,341	300,406	5	309,778	2
Book value per common share	16.79	16.01	5	16.46	2
Key Ratios
Net interest margin	3.59%	3.00%		3.71%
Efficiency ratio	49.25	53.06		49.69
Total capital to risk-weighted assets	15.28	14.11		14.55
Nonperforming loans to portfolio loans - noncovered	4.11	3.32		4.18
Shareholders’ equity to total assets	10.26	10.26		9.97
Tangible common equity to tangible assets*	7.87	7.76		7.61
Return on average assets (annualized)	0.57	0.18		0.46
Return on average common equity (annualized)	5.42	0.50		4.06
Return on average tangible equity (annualized)	5.84	1.83		4.78

*	This is a Non-GAAP financial measure. Please see Table 6 for a reconciliation to the most directly comparable GAAP based measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share)	Table 2

	March 31,	December 31,	March 31,
	2010	2009	2009
Assets
Cash and cash equivalents	$146,325	$118,847	$50,655
Investment securities:
Held to maturity. Fair value: $6,750, $6,754, $7,388, respectively	6,670	6,670	7,344
Available for sale. Amortized cost: $230,522, $236,199, $151,686, respectively	235,023	237,703	152,826
Other investments, at cost	19,144	19,066	18,836
Loans held for sale	25,586	43,134	76,404
Noncovered loans receivable	2,516,397	2,539,294	2,526,293
Less: Allowance for loan losses	(65,168)	(62,413)	(46,262)

Net noncovered loans receivable	2,451,229	2,476,881	2,480,031
Covered loans receivable (includes loss share of $21.1 million, $23.9 million, $0, respectively)	76,909	85,405	—

Net loans receivable	2,528,138	2,562,286	2,480,031
Accrued interest receivable	10,271	10,806	10,524
Premises and equipment, net	25,996	26,536	24,098
Noncovered other real estate	18,809	18,432	5,351
Covered other real estate	4,489	4,748	—
Goodwill	6,811	6,811	7,071
Other intangible assets, net	5,575	5,779	3,868
Other assets	42,086	47,473	91,125

Total assets	$3,074,923	$3,108,291	$2,928,133

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$317,896	$324,829	$274,175
Interest-bearing demand	119,757	74,201	85,629
Money market accounts	506,659	505,521	467,924
Savings accounts	25,871	25,730	15,797
Time deposits of $100,000 or more	944,871	1,004,439	849,814
Other time deposits	639,111	658,010	636,750

Total deposits	2,554,165	2,592,730	2,330,089
Accrued interest payable	2,993	3,191	6,391
Income tax payable	6,761	4,486	5,938
Other liabilities	10,080	13,121	9,607
Other borrowings	103,620	103,022	193,739
Subordinated debentures	81,963	81,963	81,963

Total liabilities	2,759,582	2,798,513	2,627,727

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	67,205	67,037	66,549
Common stock — $1 par value; 20,000,000 shares authorized; 14,779,711, 14,750,713, 14,658,042 shares issued, respectively	14,753	14,751	14,658
Paid in capital	49,256	49,029	48,851
Retained earnings	181,344	178,016	170,528
Accumulated other comprehensive income	2,783	945	720
Treasury stock, at cost, 0, 0, 49,930 shares, respectively	—	—	(900)

Total shareholders’ equity	315,341	309,778	300,406

Total liabilities and shareholders’ equity	$3,074,923	$3,108,291	$2,928,133

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share)	Table 3

	For the three months
	ended March 31,
	2010	2009
Interest income
Loans	$34,372	$33,268
Investment securities	2,320	2,512
Other interest-earning assets	67	6

Total interest income	36,759	35,786

Interest expense
Interest-bearing deposits	8,174	12,060
Other borrowings	517	1,284
Subordinated debentures	1,267	1,404

Total interest expense	9,958	14,748

Net interest income	26,801	21,038

Provision for loan losses	8,531	10,882

Net interest income after provision for loan losses	18,270	10,156

Noninterest income
Service charges and fees	3,096	2,600
Gain on sales of loans	985	718
Gain on investment securities	7	2,921
Other noninterest income	90	238

Total noninterest income	4,178	6,477

Noninterest expense
Salaries and employee benefits	7,580	7,239
Occupancy	2,783	2,731
FDIC and other insurance	1,587	991
Other real estate, net	106	(102)
General and administrative	3,202	3,740

Total noninterest expense	15,258	14,599

Income before taxes	7,190	2,034
Taxes on income	2,818	705

Net income	$4,372	$1,329

Net income available to common shareholders	$3,329	$296

Basic earnings per common share	$0.23	$0.02
Diluted earnings per common share	0.23	0.02
Common dividends declared per share	0.0000	0.0238

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 4

	For the three months ended March 31,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$2,587,603	$32,981	5.17%	$2,595,124	$33,268	5.20%
Covered loans	82,043	1,391	6.88	—	—	—
Investment securities	260,342	2,320	3.61	248,499	2,512	4.10
Other interest-earning assets	96,308	67	0.28	2,785	6	0.87

Total interest-earning assets	3,026,296	36,759	4.93	2,846,408	35,786	5.10
Other assets	79,238			68,949

Total assets	$3,105,534			$2,915,357

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$107,510	$132	0.50%	$88,714	$153	0.70%
Money market accounts	504,486	1,013	0.81	469,428	1,353	1.17
Savings accounts	25,628	16	0.25	15,074	9	0.24
Time deposits	1,649,888	7,013	1.72	1,442,587	10,545	2.96

Total interest-bearing deposits	2,287,512	8,174	1.45	2,015,803	12,060	2.43
Other borrowings	97,297	517	2.15	236,464	1,284	2.20
Subordinated debentures	81,963	1,267	6.18	81,963	1,404	6.85

Total interest-bearing liabilities	2,466,772	9,958	1.64	2,334,230	14,748	2.56

Noninterest-bearing demand deposits	303,684			256,493
Other liabilities	19,032			19,405
Shareholders’ equity	316,046			305,229

Total liabilities and shareholders’ equity	$3,105,534			$2,915,357

Net interest income and spread		$26,801	3.29%		$21,038	2.54%

Net interest margin (1)			3.59%			3.00%

Average interest-earning assets to average interest-bearing liabilities	122.68%			121.94%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2010	2009
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$34,372	$36,355	$35,607	$36,009	$33,268
Investment securities	2,320	2,433	2,122	2,079	2,512
Other interest-earning assets	67	1	4	3	6

Total interest income	36,759	38,789	37,733	38,091	35,786
Interest expense:
Interest bearing demand deposits	132	66	107	150	153
Money market accounts	1,013	1,170	1,220	1,211	1,353
Savings accounts	16	16	39	14	9
Time deposits of $100,000 or more	4,024	4,340	4,822	5,552	5,980
Other time deposits	2,989	3,498	3,909	4,145	4,565

Total interest-bearing deposits	8,174	9,090	10,097	11,072	12,060
Other borrowings	517	625	960	1,180	1,284
Subordinated debentures	1,267	1,277	1,276	1,383	1,404

Total interest expense	9,958	10,992	12,333	13,635	14,748

Net interest income	26,801	27,797	25,400	24,456	21,038
Provision for loan losses	8,531	10,640	10,177	7,477	10,882
Noninterest income:
Service charges and fees	3,096	3,295	2,992	2,817	2,600
Gain on sales of loans	985	933	386	926	718
Gain (loss) on investment securities	7	3	10	(9)	2,921
Other noninterest income	90	257	322	3,527	238

Total noninterest income	4,178	4,488	3,710	7,261	6,477
Noninterest expense:
Salaries and employee benefits	7,580	7,349	7,824	6,887	7,239
Occupancy	2,783	3,159	2,958	2,789	2,731
FDIC and other insurance	1,587	1,101	1,134	2,319	991
Other real estate, net	106	39	90	103	(102)
Provision for unfunded loan commitments	(465)	147	(79)	(388)	90
Other general and administrative	3,667	4,246	3,601	2,980	3,650

Total noninterest expenses	15,258	16,041	15,528	14,690	14,599

Income before taxes	7,190	5,604	3,405	9,550	2,034
Taxes on income	2,818	2,030	1,271	3,605	705

Net income	$4,372	$3,574	$2,134	$5,945	$1,329

Net income available to common shareholders	$3,329	$2,534	$1,097	$4,910	$296

PER SHARE DATA
Basic earnings per common share	$0.23	$0.17	$0.07	$0.34	$0.02
Diluted earnings per common share	0.23	0.17	0.07	0.33	0.02
Common dividends declared per share	0.0000	0.0238	0.0238	0.0238	0.0238
Book value per share	16.79	16.46	16.43	16.30	16.01
Tangible book value per share*	16.33	15.99	15.96	15.84	15.52
COMMON STOCK
Shares issued	14,779,711	14,750,713	14,748,223	14,658,042	14,658,042
Less treasury shares	—	—	—	(15,602)	(49,930)

Outstanding shares	14,779,711	14,750,713	14,748,223	14,642,440	14,608,112

OTHER FINANCIAL DATA
Investment securities	$260,837	$263,439	$258,790	$243,077	$179,006
Loans held for sale	25,586	43,134	36,526	26,006	76,404
Noncovered portfolio loans	2,516,397	2,539,294	2,572,111	2,587,230	2,526,293
Total noncovered loans	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Covered portfolio loans	76,909	85,405	103,630	117,096	—
Total assets	3,074,923	3,108,291	3,029,347	3,038,985	2,928,133
Total deposits	2,554,165	2,592,730	2,473,162	2,452,295	2,330,089
Other borrowings	103,620	103,022	146,449	176,368	193,739
Subordinated debentures	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	315,341	309,778	309,118	305,416	300,406
Mortgage servicing portfolio	241,224	237,459	223,226	209,425	179,959
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$7,071
Core deposit intangible	3,967	4,103	4,240	4,378	2,498
Mortgage servicing rights	1,603	1,670	1,625	1,589	1,362
Nonmortgage servicing rights	5	6	7	7	8

Total intangible assets	$12,386	$12,590	$12,683	$12,785	$10,939

Intangible amortization expense	$359	$381	$344	$391	$204

Continued

*	This is a Non-GAAP based financial measure.

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2010	2009
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered
Real estate mortgage:
Commercial	$1,230,009	$1,212,409	$1,221,739	$1,208,819	$1,098,587
One-to-four family residential	111,185	114,614	125,034	116,068	114,111
Real estate construction
Commercial	630,472	618,078	612,905	622,298	640,132
One-to-four family residential	34,996	41,109	39,009	51,292	79,309
Commercial	487,074	520,505	538,757	554,734	558,834
Installment and consumer:
Guaranteed student loans	10,199	36,163	30,949	18,477	69,792
Other	38,048	39,550	40,244	41,548	41,932

Total noncovered loans, including held for sale	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Less allowance for loan losses	(65,168)	(62,413)	(57,777)	(51,753)	(46,262)

Total noncovered loans, net	$2,476,815	$2,520,015	$2,550,860	$2,561,483	$2,556,435

Covered
Real estate mortgage:
Commercial	$37,487	$39,836	$37,820	$40,411	$—
One-to-four family residential	10,843	12,630	17,246	17,889	—
Real estate construction
Commercial	11,173	12,515	14,178	14,277	—
One-to-four family residential	5,273	5,324	9,936	13,647	—
Commercial	10,807	13,412	21,475	27,203	—
Installment and consumer:	1,326	1,688	2,975	3,669	—

Total covered loans	$76,909	$85,405	$103,630	$117,096	$—

DEPOSIT COMPOSITION
Non-interest bearing demand	$317,896	$324,829	$309,767	$291,014	$274,175
Interest-bearing demand	119,757	74,201	82,622	94,060	85,629
Money market accounts	506,659	505,521	506,196	483,162	467,924
Savings accounts	25,871	25,730	25,636	25,660	15,797
Time deposits of $100,000 or more	944,871	1,004,439	888,814	905,202	849,814
Other time deposits	639,111	658,010	660,127	653,197	636,750

Total deposits	$2,554,165	$2,592,730	$2,473,162	$2,452,295	$2,330,089

LOANS BY SEGMENT
Oklahoma banking	$926,870	$933,150	$943,982	$967,981	$949,454
Texas banking	1,063,511	1,054,404	1,042,369	1,037,694	990,135
Kansas banking	342,596	359,633	400,710	412,314	309,774
Other states banking	260,329	277,512	288,680	286,337	276,930

Subtotal	2,593,306	2,624,699	2,675,741	2,704,326	2,526,293
Secondary market	25,586	43,134	36,526	26,006	76,404

Total loans	$2,618,892	$2,667,833	$2,712,267	$2,730,332	$2,602,697

NET INCOME BY SEGMENT
Oklahoma banking	$2,820	$3,807	$2,529	$3,284	$3,210
Texas banking	1,656	3,591	2,686	3,662	1,119
Kansas banking	(355)	(2,328)	(1,180)	2,405	598
Other states banking	1,722	300	57	(78)	(1,974)

Subtotal	5,843	5,370	4,092	9,273	2,953
Secondary market	327	(3)	(201)	117	(61)
Other operations	(1,798)	(1,793)	(1,757)	(3,445)	(1,563)

Net income	$4,372	$3,574	$2,134	$5,945	$1,329

OFFICES AND EMPLOYEES
FTE Employees	455	466	471	478	425
ATM’s	43	44	44	44	40
Branches	23	24	24	24	18
Loan production offices	2	3	3	3	3
Assets per employee	$6,758	$6,670	$6,432	$6,358	$6,890

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2010	2009
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.57%	0.46%	0.28%	0.81%	0.18%
Return on average common equity (annualized)	5.42	4.06	1.78	8.26	0.50
Return on average tangible equity (annualized)	5.84	4.78	2.87	8.12	1.83
Net interest margin (annualized)	3.59	3.71	3.39	3.41	3.00
Total dividends declared to net income	20.02	34.31	57.46	20.58	92.00
Effective tax rate	39.19	36.22	37.33	37.75	34.66
Efficiency ratio	49.25	49.69	53.34	46.32	53.06
NONPERFORMING ASSETS
Noncovered
Nonaccrual loans	$97,858	$105,887	$94,715	$74,205	$73,383
90 days past due and accruing	4	310	10,578	8,409	10,552
Restructured	5,650	—	—	—	—

Total nonperforming loans	103,512	106,197	105,293	82,614	83,935
Other real estate	18,809	18,432	6,389	6,003	5,351

Total nonperforming assets	$122,321	$124,629	$111,682	$88,617	$89,286

Potential problem loans	$275,912	$258,399	$255,051	$178,081	$133,810

Covered
Nonaccrual loans	$16,192	$12,322	$14,686	$8,607	$—
90 days past due and accruing	356	1,136	4,544	3,658	—

Total nonperforming loans	16,548	13,458	19,230	12,265	—
Other real estate	4,489	4,748	2,598	2,938	—

Total nonperforming assets	$21,037	$18,206	$21,828	$15,203	$—

Potential problem loans	$6,620	$8,874	$4,421	$5,977	$—

ALLOWANCE ACTIVITY
Balance, beginning of period	$62,413	$57,777	$51,753	$46,262	$39,773
Charge offs	6,545	6,756	4,372	2,975	4,810
Recoveries	769	752	219	989	417

Net charge offs	5,776	6,004	4,153	1,986	4,393
Provision for loan losses	8,531	10,640	10,177	7,477	10,882

Balance, end of period	$65,168	$62,413	$57,777	$51,753	$46,262

ASSET QUALITY RATIOS
Noncovered
Nonperforming assets to portfolio loans and other real estate	4.82%	4.87%	4.33%	3.41%	3.53%
Nonperforming loans to portfolio loans	4.11	4.18	4.09	3.19	3.32
Net loan charge-offs to average portfolio loans (annualized)	0.93	0.95	0.62	0.31	0.71
Allowance for loan losses to portfolio loans	2.59	2.46	2.25	2.00	1.83
Allowance for loan losses to nonperforming loans	62.96	58.77	54.87	62.64	55.12
Covered
Nonperforming assets to portfolio loans and other real estate	25.84%	20.19%	20.55%	12.67%	—
Nonperforming loans to portfolio loans	21.52	15.76	18.56	10.47	—
CAPITAL RATIOS
Average total shareholders’ equity to average assets	10.18%	10.31%	10.24%	10.35%	10.47%
Leverage ratio	12.32	12.42	12.39	12.70	12.72
Tier 1 capital to risk-weighted assets	14.00	13.28	13.04	12.67	12.85
Total capital to risk-weighted assets	15.28	14.55	14.31	13.92	14.11
Tangible common equity to tangible assets**	7.87	7.61	7.79	7.65	7.76
REGULATORY CAPITAL DATA
Tier I capital	$381,280	$377,418	$374,805	$372,713	$369,482
Total capital	415,955	413,438	411,201	409,764	405,613
Total risk adjusted assets	2,722,628	2,841,476	2,873,558	2,942,821	2,875,290
Average total assets	3,094,756	3,039,014	3,024,885	2,935,189	2,905,653

**	Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$315,341	$309,778	$309,118	$305,416	$300,406
Less:
Goodwill	6,811	6,811	6,811	6,811	7,071
Preferred stock	67,205	67,037	66,872	66,710	66,549

Tangible common equity	$241,325	$235,930	$235,435	$231,895	$226,786

Total assets	$3,074,923	$3,108,291	$3,029,347	$3,038,985	$2,928,133
Less goodwill	6,811	6,811	6,811	6,811	7,071

Tangible assets	$3,068,112	$3,101,480	$3,022,536	$3,032,174	$2,921,062

Tangible common equity to tangible assets	7.87%	7.61%	7.79%	7.65%	7.76%
Balance sheet amounts and ratios are as of period end unless otherwise noted.